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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 14, 2019, relating to the consolidated financial statements and financial statement schedule of Iron Mountain Incorporated, and the effectiveness of Iron Mountain Incorporated's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 14, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM